\

                                                                    EHXIBIT 4.4


                                                         FEDERAL IDENTIFICATION
                                                         NO. 04-2495703

                      THE COMMONWEALTH OF MASSACHUSETTS
Examiner
                            WILLIAM FRANCIS GALVIN
                        Secretary of the Commonwealth
            One Ashburton Place, Boston, Massachusetts 02108-1512


                            ARTICLES OF AMENDMENT
                 (GENERAL LAWS, CHAPTER 156B, SECTION 72)
Name
Approved
    We, Mitchell G. Tyson                                         , *President/
       -----------------------------------------------------------

    and Robert L. Birnbaum                                            , *Clerk/
        --------------------------------------------------------------

    of PRI Automation, Inc
      ------------------------------------------------------------------------,
                                        (EXACT NAME OF CORPORATION)

    located at 850 Middlesex Turnpike, Billerica, MA 01821
              ----------------------------------------------------------------,
                       (STREET ADDRESS OF CORPORATION IN MASSACHUSETTS)

    certify that these Articles of Amendment affecting articles numbered:

          3
    ---------------------------------------------------------------------------
           (NUMBER THOSE ARTICLES 1, 2, 3, 4, 5 AND/OR 6 BEING AMENDED)

    of the Articles of Organization were duly adopted at a meeting held on March 10, 2000, by vote of:

    16,349,749 shares of Common Stock, $0.01 par value per share
    ----------           ---------------------------------------
                             (TYPE, CLASS & SERIES, IF ANY)

    of 22,780,837 shares outstanding,
       ----------

         shares of                              of      shares outstanding, and
    -----         ------------------------------  ------
                  (TYPE, CLASS & SERIES, IF ANY)


           shares of                                of      shares outstanding,
    -------         --------------------------------  ------
                     (TYPE, CLASS & SERIES, IF ANY)


C -
P -
M -     (1)** being at least a majority of each type, class or series
R.A. - outstanding and entitled to vote thereon:/and of each type, class or series of stock whose rights are adversely affected thereby:

        *DELETE THE INAPPLICABLE WORDS.     **DELETE THE INAPPLICABLE CLAUSE.
        (1)FOR AMENDMENTS ADOPTED PURSUANT TO CHAPTER 156B, SECTION 70.
        (2)FOR AMENDMENTS ADOPTED PURSUANT TO CHAPTER 156B, SECTION 71.
        NOTE: IF THE SPACE PROVIDED UNDER ANY ARTICLE OR ITEM ON THIS FORM IS INSUFFICIENT, ADDITIONS SHALL BE SET FORTH ON ONE SIDE ONLY OF SEPARATE 8 1/2 X 11 SHEETS OF PAPER WITH A LEFT MARGIN OF AT LEAST 1 INCH.
-----   ADDITIONS TO MORE THAN ONE ARTICLE MAY BE MADE ON A SINGLE SHEET SO
P.C.    LONG AS EACH ARTICLE REQUIRING EACH ADDITION IS CLEARLY INDICATED.

To CHANGE the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total PRESENTLY authorized is:

------------------------------------------------------------------------------
    WITHOUT PAR VALUE STOCKS                 WITH PAR VALUE STOCKS
------------------------------------------------------------------------------
  TYPE      NUMBER OF SHARES         TYPE      NUMBER OF SHARES      PAR VALUE
------------------------------------------------------------------------------
Common:                            Common:       50,000,000           $ 0.01
------------------------------------------------------------------------------

------------------------------------------------------------------------------
Preferred:                         Preferred:       400,000           $ 0.01
------------------------------------------------------------------------------

------------------------------------------------------------------------------



CHANGE the total authorized to:

------------------------------------------------------------------------------
    WITHOUT PAR VALUE STOCKS                 WITH PAR VALUE STOCKS
------------------------------------------------------------------------------
  TYPE      NUMBER OF SHARES         TYPE      NUMBER OF SHARES      PAR VALUE
------------------------------------------------------------------------------
Common:                            Common:       75,000,000           $ 0.01
------------------------------------------------------------------------------

------------------------------------------------------------------------------
Preferred:                         Preferred:       400,000           $ 0.01
------------------------------------------------------------------------------

------------------------------------------------------------------------------

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a LATER effective date not more than THIRTY DAYS after such filing, in which event the amendment will become effective on such later date.

Later effective date:
                     ------------------------------------

SIGNED UNDER THE PENALTIES OF PERJURY, this 10th day of March, 2000
                                            ----        -----------


       /s/ Mitchell G. Tyson                                      , *President/
       -----------------------------------------------------------

       /s/ Robert L. Birnbaum                                     , *Clerk/
       -----------------------------------------------------------


*DELETE THE INAPPLICABLE WORDS